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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



         Name                                Jurisdiction of Incorporation
         ----                                -----------------------------

Access Medical Systems, Inc.                           Delaware

Cardiopet Incorporated                                 Delaware

Environetics, Inc.                                     Delaware

ETI Corporation                                        Delaware

IDEXX Laboratories Foreign Sales Corporation           U.S. Virgin Islands

IDEXX GmbH                                             Germany

IDEXX LABORATORIES PTY. LIMITED                        Australia

IDEXX Laboratories, Limited                            England and Wales

IDEXX Laboratories, KK                                 Japan

IDEXX S.A.                                             France

IDEXX Laboratories Canada Corporation                  Canada

IDEXX Laboratories B.V.                                The Netherlands

IDEXX Logistique et Scientifique Europe S.A.           France

IDEXX Management Services Europe S.A.                  France

IDEXX Veterinary Services, Inc.                        Delaware

RADIOPET INCORPORATED                                  Delaware

VetLab, Inc.                                           Texas

Veterinary Services, Inc.                              Colorado

Ubitech Aktiebolag                                     Sweden